UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2018

ODONATE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38318	46-2248457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4747 Executive Drive, Suite 510, San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code (858) 731-8180

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

ITEM 8.01	Other Events.

On January 5, 2018, Goldman Sachs & Co. LLC and Jefferies LLC, as representatives of the underwriters in the initial public offering of shares of common stock of Odonate Therapeutics, Inc. (“Odonate”), exercised their option to purchase 441,073 additional shares of Odonate’s common stock in exchange for gross proceeds of approximately $10.6 million (the “Exercise”). Following the close of the Exercise, Odonate will have issued an aggregate 6,691,073 shares of common stock in the initial public offering for gross proceeds of approximately $160.6 million. The aggregate net proceeds from the initial public offering to Odonate, following the close of the Exercise, will be approximately $147.0 million, after deducting underwriting discounts and commissions and offering expenses. The Exercise is expected to close on January 10, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Odonate Therapeutics, Inc.

Date: January 9, 2018	/s/ John G. Lemkey
John G. Lemkey
Chief Financial Officer